Exhibit 99.1

Crane Harbor Acquisition Corp. Announces Pricing of $200,000,000 Initial Public Offering

PHILADELPHIA, PA, April 24, 2025 (GLOBE NEWSWIRE) -- Crane Harbor Acquisition Corp. (NASDAQ:CHACU) (the “Company”) today announced the pricing of its initial public offering of 20,000,000 units at a price of $10.00 per unit. The Company's units will be listed on the Nasdaq Global Market under the symbol "CHACU" and will begin trading on April 25, 2025. Each unit issued in the offering consists of one Class A ordinary share of the Company and one right to receive one tenth (1/10) of a Class A ordinary share upon the consummation of the Company’s initial business combination. Once the securities comprising the units begin separate trading, the Class A ordinary shares and rights are expected to be listed on NASDAQ under the symbols “CHAC” and “CHACR,” respectively. The closing of the offering is anticipated to take place on or about April 28, 2025, subject to customary closing conditions.

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business or industry or at any stage of its corporate evolution. The Company’s primary focus, however, will be to identify companies in the technology, real assets, and energy sectors. The Company’s management team is led by Jonathan Z. Cohen, its Chairman of the Board of Directors, Edward E. Cohen, Vice Chairman, William Fradin, Chief Executive Officer, Tom Elliott, Chief Financial Officer, and Jeffrey Brotman, Chief Legal Officer and Chief Operating Officer.

“We are thrilled to partner with Cohen & Company Capital Markets and our world-class board of directors to bring another high-quality business to the public markets,” said Bill Fradin, Chief Executive Officer of Crane Harbor Acquisition Corp. “We look forward to identifying a compelling opportunity that can create long-term value for our shareholders.”

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, acted as the sole book-running manager for the offering. JonesTrading Institutional Services LLC acted as joint book-running manager. Stevens & Lee, P.C. served as legal counsel to the Company, and Kirkland & Ellis LLP served as legal counsel to the underwriters. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission on April 24, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus, copies of which may be obtained from Cohen & Company Capital Markets, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at: capitalmarkets@cohencm.com. Copies of the registration statement can be accessed for free through the SEC's website at www.sec.gov.

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering. No assurance can be given that such offering will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the offering filed with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contact Information:

Crane Harbor Acquisition Corp.
craneharbor@hepcollc.com